Exhibit 99.2

1 Second Quarter 2019 Earnings Conference Call Second Quarter 2019 Earnings Conference Call August 7, 2019

2 Second Quarter 2019 Earnings Conference Call Forward-Looking Statements Statements made during this presentation that set forth expectations, predictions, projections or are about future events are based on facts and situations that are known to us as of August 7, 2019. We believe that our expectations and assumptions are reasonable. Actual results may differ materially, due to risks and uncertainties, such as those described on pages 11-20 of our 2018 Form 10-K filed on March 4, 2019 and other subsequent filings by Matson with the SEC. Statements made during this presentation are not guarantees of future performance. We do not undertake any obligation to update our forward-looking statements.

3 Second Quarter 2019 Earnings Conference Call Opening Remarks • Recap of Matson’s 2Q19 results: – Ocean Transportation came in lower-than-expected • Strong demand in China • Improved performance in Alaska • Weaker-than-expected Hawaii market • Lower contribution from SSAT – Stronger-than-expected quarter for Logistics • All service lines performed well • FY 2019 Outlook: – Lowers Ocean Transportation outlook – Raises Logistics outlook • 2019 is a transition year – Confident about achieving approximately $30 million in previously-mentioned financial benefits from new vessels – For 2020, expect vessel and infrastructure investments to produce approximately $30 million in financial benefits when compared to 2019 – In 2021 and thereafter, expect approximately $40 million in total annual financial benefits when compared to 2019

4 Second Quarter 2019 Earnings Conference Call Current Priorities Priority Commentary Complete Hawaii service fleet renewal • Lurline christened June 15th; on track for delivery in 4Q19 • Matsonia construction started on building ways • Daniel K. Inouye and Kaimana Hila performing well Upgrade Sand Island terminal • Expect the three new cranes to be in service by the end of 3Q18 • Other infrastructure work in Phase I progressing well Prepare for IMO 2020 • First scrubber installed; vessel back in service • Second of six vessels in scrubber program is in dry-dock De-lever the balance sheet beginning in 2020 • 2Q19 leverage covenant level below 3.0x • Cash flow remains strong Organic growth opportunities • Shifted Kaimana Hila to CLX service for dry-dock relief and in light of muted outlook in Hawaii • SSAT start-up at T-5 • Leverage our network into new opportunities • Niche opportunities in Logistics

5 Second Quarter 2019 Earnings Conference Call Lurline Christening Lurline’s christening ceremony was held on June 15th at the NASSCO Shipyard.

6 Second Quarter 2019 Earnings Conference Call Hawaii Service Second Quarter 2019 Performance • Container volume declined 2.3% YoY – Negative container market growth • Hawaii GDP continues to grow, but at a slowing pace Container Volume (FEU Basis) 30,000 32,000 34,000 36,000 38,000 40,000 Q1 Q2 Q3 Q4 2018 2019 Full Year 2019 Outlook • Expect volume to be lower than the level achieved in 2018, reflecting less containerized freight volume and stable market share – View core WB container market to be flattish

Hawaii Economic Indicators

Softening economic conditions in Hawaii will present headwinds for container volume growth in 2019.

Hawaii Economic Indicators

	2017	2018	2019P
Real GDP Growth	0.7%	1.3%	1.1%
Unemployment Rate	2.4%	2.5%	2.7%
Population Growth	(0.3)%	(0.3)%	(0.1)%
Real per Capita Income (% change)	1.4%	1.2%	0.9%
Growth in Visitor Arrivals by Air	5.2%	5.9%	2.3%
Growth in Real Visitor Expenditures	3.6%	4.2%	(2.7)%
Construction Job Growth	(4.7)%	(0.3)%	1.7%
Total Commitments to Build (% change)	(12.8)%	20.9%	0.1%
Honolulu Housing Affordability Index	(4.0)%	(6.9)%	(2.8)%

Source: https://uhero.hawaii.edu/assets/19Q2_StateUpdate_Public.pdf

Market Commentary

- Westbound container volume driven primarily by consumption and replenishment, population growth and construction
  - Tourist arrivals at record levels, but visitor expenditure has declined – impacts consumption and replenishment
  - Population growth has been muted
  - Retail customers adjusting to slowing economy as consumption activity flattens
  - Construction has remained stable at a relatively high plateau of activity
    - Hawaii construction market different than prior real estate cycles of "boom and bust"
    - Slow transition to residential projects and development has been more gradual than anticipated

7 | Second Quarter 2019 Earnings Conference Call

Matson.

8 Second Quarter 2019 Earnings Conference Call China Expedited Service (CLX) Second Quarter 2019 Performance • Container volume increased 2.5% YoY – Continued strong demand for the expedited service • Continued to realize a sizeable rate premium Container Volume (FEU Basis) Full Year 2019 Outlook • Expect volatility in 2H19 transpacific tradelane capacity as it adjusts to: – Tariff-related demand changes – IMO 2020 • Expect CLX 2H19 volume to be lower than 2018 level: – Normalize to traditional level of activity compared with strong pull-forward 2H18 due to U.S.-China trade situation • FY 2019 CLX average rates to approach the levels achieved in 2018 • Expect another strong year for Matson’s highly differentiated service 8,000 10,000 12,000 14,000 16,000 18,000 20,000 Q1 Q2 Q3 Q4 2018 2019

9 Second Quarter 2019 Earnings Conference Call Guam Service Second Quarter 2019 Performance • Container volume was flat YoY • Market was essentially flat YoY Container Volume (FEU Basis) Full Year 2019 Outlook • Expect volume to approximate the 2018 level – Highly competitive environment remains • Matson’s transit advantage expected to remain with significantly better on-time performance 3,000 3,500 4,000 4,500 5,000 5,500 Q1 Q2 Q3 Q4 2018 2019

10 Second Quarter 2019 Earnings Conference Call Alaska Service Second Quarter 2019 Performance • Container volume increased 8.0% YoY – Timing of two additional NB sailings • Market growth supported by improving economic indicators in Alaska Container Volume (FEU Basis) 10,000 12,000 14,000 16,000 18,000 20,000 Q1 Q2 Q3 Q4 2018 2019 Full Year 2019 Outlook • Expect volume to be moderately higher than the level achieved in 2018 – Improvement in NB volume as economic conditions improve – Stronger SB seafood harvest levels than in 2018 Note: 1Q 2018 volume figure includes volume related to a competitor’s vessel dry- docking.

11 Second Quarter 2019 Earnings Conference Call AEDC 3-Year Outlook • Industries most affected by the oil-recession are on the rebound •“Robust activity on the North Slope is an encouraging sign of optimism among producers.” – AEDC, July 31, 2019 • State fiscal certainty and sustainability an important step to driving economic growth Economic recovery in Alaska may be muted if Governor and legislature cannot address impasse on State budget. Anchorage Population Anchorage Employment Anchorage Building Permit Values Source: https://aedcweb.com/project/2019-3-year-outlook-report/ 290 294 298 302 2013 2014 2015 2016 2017 2018 2019P 2020P 2021P 2022P Population (in ‘000s) 140 145 150 155 160 2013 2014 2015 2016 2017 2018 2019P 2020P 2021P 2020P Employment (in ‘000s) 0 200 400 600 800 2013 2014 2015 2016 2017 2018 2019P 2020P 2021P 2022P Building Permit Values ($ in mm)

12 Second Quarter 2019 Earnings Conference Call SSAT Joint Venture Second Quarter 2019 Performance • Terminal joint venture contribution was $0.9 million, $8.2 million lower than last year primarily due to: – Additional expense related to the early adoption of new lease accounting standard – Higher terminal operating costs • Slightly higher lift volume YoY Equity in Income of Joint Venture $ 0.0 $ 2.0 $ 4.0 $ 6.0 $ 8.0 $ 10.0 $ 12.0 Q1 Q2 Q3 Q4 $ in millions 2018 2019 Full Year 2019 Outlook • Expect terminal joint venture contribution to be lower than the 2018 level – Higher terminal operating costs – Higher lift volume expected to be a benefit in 2H19 – Additional expense related to the early adoption of new lease accounting standard in 2Q19 to reverse and be a benefit in 2H19 – Overall expect 2H to be much closer to strong 2H2018 performance • SSAT is the premier stevedore on the U.S. West Coast Note: 1Q 2018 equity in income of JV includes favorable one-time items.

13 Second Quarter 2019 Earnings Conference Call SSAT Joint Venture – Seattle Terminal Plan Matson’s move to T-5 is part of the first phase in the Seattle terminal plan. • SSAT is currently operating at (with JV partners): –T-5 –T-18 –T-30

14 Second Quarter 2019 Earnings Conference Call Matson Logistics Second Quarter 2019 Performance • Operating income increased $1.8 million YoY to $11.3 million – All service lines performed well – YoY increase primarily driven by Span Alaska and transportation brokerage Operating Income Full Year 2019 Outlook • Expect FY 2019 operating income to be 10- 15% higher than 2018 level of $32.7 million • Expect 3Q19 operating income to approximate the $9.9 million achieved in the prior year period • New Span Alaska Anchorage facility to open in 4Q19 • New 53ft containers will be ready in 3Q19 $ 0.0 $ 2.0 $ 4.0 $ 6.0 $ 8.0 $ 10.0 $ 12.0 Q1 Q2 Q3 Q4 $ in millions 2018 2019

15 Second Quarter 2019 Earnings Conference Call 0% 1% 2% 3% 4% 5% 6% 7% 8% $0 $5 $10 $15 $20 $25 $30 $35 $40 $45 2012 2013 2014 2015 2016 2017 2018 LTM Operating Income Margin Operating Income ($ in millions) Operating Income Operating Income Margin Matson Logistics Note: Acquired Span Alaska in 3Q 2016. Operating Income (OI) and OI Margin (6/30/19) All service lines have performed exceptionally well in the last 18 months.

Financial Results – Summary Income Statement

($ in millions, except per share data)	Year-to-Date: YTD ended 6/30 2019	Year-to-Date: YTD ended 6/30 2018	Year-to-Date: Δ $	Year-to-Date: Δ %	Second Quarter: Quarters Ended 6/30 2019	Second Quarter: Quarters Ended 6/30 2018	Second Quarter: Δ $	Second Quarter: Δ %
Revenue								
Ocean Transportation	$ 813.3	$ 785.9	$ 27.4	3.5%	$ 415.4	$ 406.6	$ 8.8	2.2%
Logistics	277.0	282.6	(5.6)	(2.0)%	142.5	150.5	(8.0)	(5.3)%
Total Revenue	$ 1,090.3	$ 1,068.5	$ 21.8	2.0%	$ 557.9	$ 557.1	$ 0.8	0.1%
Operating Income								
Ocean Transportation	$ 29.1	$ 61.0	($ 31.9)	(52.3)%	$ 19.7	$ 36.5	($ 16.8)	(46.0)%
Logistics	19.4	13.7	5.7	41.6%	11.3	9.5	1.8	18.9%
Total Operating Income	**$ 48.5**	**$ 74.7**	**($ 26.2)**	**(35.1)%**	**$ 31.0**	**$ 46.0**	**($ 15.0)**	**(32.6)%**
Interest Expense	(10.7)	(10.0)			(6.1)	(5.0)		
Other income (expense), net	1.4	1.2			0.8	0.4		
Income Taxes	(8.3)[(1)]	(19.1)[(2)]			(7.3)	(8.8)[(3)]		
Net Income	**$ 30.9**	**$ 46.8**	**($ 15.9)**	**(34.0)%**	**$ 18.4**	**$ 32.6**	**($ 14.2)**	**(43.6)%**
GAAP EPS, diluted	**$ 0.72**	**$ 1.09**	**($ 0.37)**	**(33.9)%**	**$ 0.43**	**$ 0.76**	**($ 0.33)**	**(43.4)%**
Depreciation and Amortization (incl. dry-dock amortization)	$ 64.3	$ 65.5	($ 1.2)	(1.8)%	$ 33.1	$ 32.9	$ 0.2	0.6%
EBITDA	$ 114.2	$ 141.4	($ 27.2)	(19.2)%	$ 64.9	$ 79.3	($ 14.4)	(18.2)%

See the Addendum for a reconciliation of GAAP to non-GAAP Financial Metrics.
(1) Includes a non-cash tax expense reversal of $2.9 million resulting from discrete adjustments in applying the provisions of the Tax Cuts and Jobs Act of 2017 ("Tax Act").
(2) Includes a non-cash tax expense of $3.1 million resulting from discrete adjustments in applying the provisions of the Tax Act.
(3) Includes a non-cash tax expense reversal of $0.2 million resulting from discrete adjustments in applying the provisions of the Tax Act.

16 | Second Quarter 2019 Earnings Conference Call

Matson.

17 Second Quarter 2019 Earnings Conference Call Cash Generation and Uses of Cash ($ 50.0) $ 0.0 $ 50.0 $ 100.0 $ 150.0 $ 200.0 $ 250.0 $ 300.0 $ 350.0 $ 400.0 $ 450.0 Cash Flow from Operations Proceeds from Sale-Leasebacks Other Cash Flows Debt Repayment Maint. Capex New Vessel Capex (1) Dividends Net increase in cash $ in millions Last Twelve Months Ended June 30, 2019 $ 294.1 $ 124.6 ($ 87.9) ($ 75.5) ($ 202.4) ($ 36.3) $ 19.9 $ 3.3 (1) Includes capitalized interest and owner’s items.

18 Second Quarter 2019 Earnings Conference Call Financial Results – Summary Balance Sheet • Total debt of $844.6 million • Net debt of $820.6 million • Net debt-to-LTM EBITDA of 3.0x • We are continuing to look at capital structure optimization alternatives, including Title XI See the Addendum for a reconciliation of GAAP to non-GAAP Financial Metrics. Debt Levels ($ in millions) ASSETS Cash and cash equivalents $ 24.0 $ 19.6 Other current assets 265.6 298.8 Total current assets 289.6 318.4 Investment in Terminal Joint Venture 86.7 87.0 Property and equipment, net 1,398.7 1,366.6 Intangible assets, net 208.4 214.0 Goodwill 327.8 327.8 Other long-term assets 346.3 116.6 Total assets $ 2,657.5 $ 2,430.4 LIABILITIES AND SHAREHOLDERS’ EQUITY Current portion of debt $ 53.6 $ 42.1 Other current liabilities 371.8 328.7 Total current liabilities 425.4 370.8 Long-term debt 791.0 814.3 Other long-term liabilities 675.9 490.0 Total long-term liabilities 1,466.9 1,304.3 Total shareholders’ equity 765.2 755.3 Total liabilities and shareholders’ equity $ 2,657.5 $ 2,430.4 June 30, December 31, 2019 2018

19 Second Quarter 2019 Earnings Conference Call Percent of Completion(1) Current Delivery Timing Lurline 94% 4Q ’19 Matsonia 24% 3Q ’20 New Vessel Payments and Percent of Completion Actual and Estimated Vessel Progress Payments(2) FY 2019 ($ in millions) 1Q 2Q Cash Capital Expenditures $ 16.2 $ 6.4 Capitalized Interest 4.7 3.3 Capitalized Vessel Construction Expenditures $ 20.9 $ 9.7 ($ in millions) Cumulative through 06/30/19 Remaining 6-months 2019 FY 2020 Total Two Aloha Class Containerships(3) $ 400.3 $ 4.3 $ 4.0 $ 408.6 Two Kanaloa Class Con-Ro Vessels 290.7 168.0 58.7 517.4 Total New Vessel Progress Payments $ 691.0 $ 172.3 $ 62.7 $ 926.0 Matsonia, July 2019. Updated Vessel Timing and Percent of Completion Vessel Construction Expenditures (1) As of August 2, 2019. (2) Excludes owner’s items, capitalized interest and other cost items associated with final milestone payments. (3) Remaining progress payments on Aloha Class vessels held in restricted cash on balance sheet.

20 Second Quarter 2019 Earnings Conference Call 2019 Outlook FY 2019 Outlook Items Full Year Third Quarter Operating Income: Ocean Transportation Approximately 20% lower than the $131.1 million achieved in FY 2018 after adjusting 2018 result for full year impact of vessel sale-leaseback Moderately lower than the 3Q18 level of $48.7 million Logistics 10-15% higher than FY 2018 level of $32.7 million Approximate the 3Q18 level of $9.9 million Depreciation and Amortization Approximately $133 million, including $38 million in dry-dock amortization - EBITDA To approximate $270 million - Other Income/(Expense) Approximately $2.7 million - Interest Expense (excluding capitalized interest) Approximately $25 million - GAAP Effective Tax Rate Approximately 26%, excluding positive non-cash tax adjustment of $2.9 million in 1Q 2019 -

21 Second Quarter 2019 Earnings Conference Call A Look at 2020 NOTE: Numbers used in this slide include previously disclosed: (i) approximately $30 million of total benefits from the 4 new vessels, the magnitude and timing of benefits subject to change based on fleet configuration and in-service timing; (ii) the expected financial pay-back benefits from the exhaust gas scrubber installations; and (iii) benefits from the new crane installations and modifications to existing cranes and other infrastructure investments at the Sand Island terminal. Actual operating cost reductions and additional revenue achieved may vary compared to those used in our projection of benefits. These benefits exclude the net effects of any changes in business activity in the tradelanes and should not be construed to mean that the Company’s Outlook for 2020 will be $30 million higher than 2019. The Company is making no statement regarding overall 2020 Outlook at this time. We expect approximately $30 million in financial benefits in 2020 from new vessels and other infrastructure investments and $40 million annually thereafter. • 2019 is a transition year with several significant investment programs nearing finalization • Reaffirm the previously mentioned financial benefits of the new vessels – Some portion of these benefits already being captured in fiscal 2019 with Daniel K. Inouye and Kaimana Hila in service, the impact of which is included in our full year 2019 Outlook • In 2020, we expect approximately $30 million in incremental financial benefits compared to 2019 comprised of: – Vessel benefits of a 9 ship deployment for a full year, reduced operating and maintenance expenses, utilization of the newly installed exhaust gas scrubbers, autos/rolling stock garage capacity utilization, and larger capacity vessel in the CLX; and – Crane and other infrastructure investments at Sand Island • In 2021 and thereafter, we expect approximately $40 million in annual benefits compared to 2019, due to full year run-rates from all investments

22 Second Quarter 2019 Earnings Conference Call Appendix

23 Second Quarter 2019 Earnings Conference Call Appendix – Non-GAAP Measures Matson reports financial results in accordance with U.S. generally accepted accounting principles (“GAAP”). The Company also considers other non-GAAP measures to evaluate performance, make day-to-day operating decisions, help investors understand our ability to incur and service debt and to make capital expenditures, and to understand period-over-period operating results separate and apart from items that may, or could, have a disproportional positive or negative impact on results in any particular period. These non-GAAP measures include, but are not limited to, Earnings Before Interest, Income Taxes, Depreciation and Amortization (“EBITDA”), and Net Debt/EBITDA.